Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports 2014 Third Quarter Operating Results
MIDLAND, MI, October 22, 2014 -- Chemical Financial Corporation (NASDAQ:CHFC) today announced 2014 third quarter net income of $16.8 million, or $0.51 per diluted share, compared to 2013 third quarter net income of $15.0 million, or $0.53 per diluted share, and 2014 second quarter net income of $16.2 million, or $0.54 per diluted share. For the nine months ended September 30, 2014, net income was $46.8 million, or $1.51 per diluted share, compared to net income for the nine months ended September 30, 2013 of $42.4 million, or $1.53 per diluted share. The declines in diluted per share earnings for the three and nine months ended September 30, 2014 were attributable to the higher number of outstanding shares resulting from the Corporation's September 2013 and June 2014 common equity offerings and nonrecurring transaction-related expenses incurred during 2014.
Nonrecurring transaction-related expenses attributable to the pending acquisition of Northwestern Bancorp, Inc. ("Northwestern") were $1.3 million and $2.2 million for the three and nine months ended September 30, 2014, respectively. Regulatory approval has been received and the Corporation expects to complete the acquisition on October 31, 2014, subject to the satisfaction of customary closing conditions.
Excluding nonrecurring transaction-related expenses, net income in the third quarter of 2014 was $17.6 million, or $0.53 per diluted share, up 17% over net income of $15.0 million in the third quarter of 2013.
“Chemical Financial enjoyed another quarter of strong earnings, as continued strength in the Michigan economy and solid performance across our banking franchise allowed us to post double-digit percentage growth in net income before the impact of nonrecurring transaction-related expenses,” noted David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation. “Michigan's improving economy, coupled with competitive share gains across our market footprint, were the primary drivers of this quarter’s results, enabling us to post double digit loan growth. Margins were stable and credit quality continued to improve.”
"With the receipt of regulatory approval for our previously announced acquisition of Northwestern Bancorp, Inc., the holding company for Northwestern Bank, we anticipate closing the acquisition on October 31, 2014, putting our surplus capital to work. We continue to believe our strategic partnership with Northwestern and its 25 locations across 11 northwestern Michigan counties will provide a compelling choice for the state's residents and businesses," added Ramaker.
Net income, excluding nonrecurring transaction-related expenses, in the third quarter of 2014 was 17% higher than the third quarter of 2013 due to a combination of higher net interest income, higher noninterest income and a lower provision for loan losses, which were partially offset by higher operating expenses. Net income, excluding nonrecurring transaction-related expenses, in the third quarter of 2014 was 5.6% higher than the second quarter of 2014, with the increase primarily attributable to higher net interest income.
The Corporation's return on average assets was 1.04% during the third quarter of 2014, compared to 1.00% in the third quarter of 2013 and 1.04% in the second quarter of 2014. The Corporation's return on average shareholders' equity was 8.4% in the third quarter of 2014, compared to 9.6% in the third quarter of 2013 and 9.1% in the second quarter of 2014. The decreases in return on average shareholders' equity in the third quarter of 2014, compared to both the third quarter of 2013 and the second quarter of 2014, was primarily attributable to increases in shareholders' equity resulting from the Corporation's September 2013 and June 2014 common equity offerings and nonrecurring transaction-related expenses. Nonrecurring transaction-related expenses in the third quarter of 2014 reduced the Corporation's return on average assets by 5 basis points and return on average shareholders' equity by 42 basis points.
Net interest income was $53.1 million in the third quarter of 2014, $3.8 million, or 7.7%, higher than the third quarter of 2013 and $1.6 million, or 3.1%, higher than the second quarter of 2014. The increase in net interest income in the third quarter of 2014 over the third quarter of 2013 was largely attributable to the positive impact of loan growth of $518 million, or 11.5%, during the twelve months ended September 30, 2014. The increase in net interest income in the third quarter of 2014 over the second quarter of 2014 was also largely attributable to the positive impact of loan growth, with average loan balances up $139 million, or 2.9%, in the third quarter of 2014 over the second quarter of 2014.
The net interest margin (on a tax-equivalent basis) was 3.59% in the third quarter of 2014, compared to 3.58% in the third quarter of 2013 and 3.59% in the second quarter of 2014. The positive impact on the net interest margin attributable to loan growth during the three and twelve months ended September 30, 2014 was offset by a reduction in the average yield on the loan portfolio. The average yield on the loan portfolio was 4.23% in the third quarter of 2014, compared to 4.44% in the third quarter of 2013 and 4.26% in the second quarter of 2014. The average yield of the investment securities portfolio was 2.19% in the third quarter of 2014, compared to 2.05% in the third quarter of 2013 and 2.13% in the second quarter of 2014. Modest changes in the mix of customer deposits and the repricing of matured customer certificates of deposit resulted in the Corporation's average cost of funds declining to 0.25% in the third quarter of 2014 from 0.32% in the third quarter of 2013 and 0.27% in the second quarter of 2014.
The provision for loan losses was $1.5 million in the third quarter of 2014, compared to $3.0 million in the third quarter of 2013 and $1.5 million in the second quarter of 2014. The decrease in the provision for loan losses in the third quarter of 2014, compared to the third quarter of 2013, was attributable to the continued improvement in the overall credit quality of the loan portfolio.
The Corporation's nonperforming loans, consisting of nonaccrual loans, accruing loans past due 90 days or more as to principal or interest payments and nonperforming troubled debt restructurings, totaled $70.7 million at September 30, 2014, compared to $73.7 million at June 30, 2014 and $75.8 million at September 30, 2013. Nonperforming loans comprised 1.40% of total loans at September 30, 2014, compared to 1.51% at June 30, 2014 and 1.68% at September 30, 2013. The reduction in nonperforming loans during the three and twelve months ended September 30, 2014 was attributable to a combination of improving economic conditions and loan charge-offs.
Net loan charge-offs were $2.3 million, or 0.18% of average loans, in the third quarter of 2014, compared to $3.7 million, or 0.33% of average loans, in the third quarter of 2013 and $2.2 million, or 0.18% of average loans, in the second quarter of 2014.
At September 30, 2014, the allowance for loan losses of the originated loan portfolio was $76.5 million, or 1.60% of originated loans, compared to $77.3 million, or 1.67% of originated loans, at June 30, 2014 and $81.0 million, or 1.92% of originated loans, at September 30, 2013. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 108% at September 30, 2014, compared to 105% at June 30, 2014 and 107% at September 30, 2013.
Noninterest income was $15.4 million in the third quarter of 2014, compared to $14.6 million in the third quarter of 2013 and $15.8 million in the second quarter of 2014. Noninterest income in the third quarter of 2014 was $0.7 million higher than the third quarter of 2013, with the increase primarily attributable to modest increases in wealth management revenue and electronic banking fees. Noninterest income in the third quarter of 2014 was $0.5 million lower than the second quarter of 2014, with the decrease primarily attributable to a $0.4 million reduction in the Corporation's secondary mortgage market indemnification reserve in the second quarter of 2014.
Operating expenses were $42.7 million in the third quarter of 2014, compared to $39.5 million in the third quarter of 2013 and $42.4 million in the second quarter of 2014. Operating expenses included nonrecurring transaction-related expenses attributable to the pending acquisition of Northwestern of $1.3 million in the third quarter of 2014 and $0.7 million in the second quarter of 2014. Excluding these nonrecurring transaction-related expenses, operating expenses in the third quarter of 2014 were $1.9 million, or 4.7%, higher than the third quarter of 2013 and $0.3 million lower than the second quarter of 2014. The increase in operating expenses in the third quarter of 2014, compared to the third quarter of 2013, was attributable to higher salaries and wages resulting from merit and market-driven salary adjustments that took effect at the beginning of 2014 and higher credit-related expenses resulting from lower net gains from the sale of other real estate properties.
The Corporation's efficiency ratio was 59.2% in the third quarter of 2014, 60.9% in the second quarter of 2014 and 61.0% in the third quarter of 2013.

Total assets were $6.60 billion at September 30, 2014, compared to $6.23 billion at June 30, 2014 and $6.26 billion at September 30, 2013. The increase in total assets during the three months ended September 30, 2014 was largely attributable to an increase in seasonal municipal deposits, with a large portion of the funds received being held in interest-bearing balances at the Federal Reserve Bank (FRB). The increase in total assets during the twelve months ended September 30, 2014 was largely attributable to an increase in deposits that was used to partially fund loan growth. Interest-bearing balances at the FRB totaled $248.0 million at September 30, 2014, compared to $1.3 million at June 30, 2014 and $357.3 million at September 30, 2013. Investment securities were $894.8 million at September 30, 2014, compared to $924.1 million at June 30, 2014 and $987.7 million at September 30, 2013. The decreases in interest-bearing balances at the FRB and investment securities during the twelve months ended September 30, 2014 were attributable to the Corporation utilizing some of the liquidity from its excess funds held at the FRB and maturing investment securities to also fund loan growth.
Total loans were $5.04 billion at September 30, 2014, up from $4.90 billion at June 30, 2014 and $4.52 billion at September 30, 2013. During the three and twelve months ended September 30, 2014, total loans increased $142.1 million, or 2.9%, and $518.2 million, or 11.5%, respectively. The increases in loans during the three and twelve months ended September 30, 2014 generally occurred across all major loan categories, although most notably in the Corporation's consumer loan portfolio, and were largely attributable to a combination of continued improving economic conditions and increased market share. The increase in loans of $142.1 million during the third quarter of 2014 was attributable to increases in consumer installment and home equity loans of $52.5 million, or 4.0%, commercial loans of $27.6 million, or 2.3%, commercial real estate loans of $24.3 million, or 1.9%, real estate construction and land development loans of $24.1 million, or 21.5%, and residential mortgage loans of $13.7 million, or 1.4%.
Total deposits were $5.43 billion at September 30, 2014, compared to $5.09 billion at June 30, 2014 and $5.19 billion at September 30, 2013. The increase in total deposits during the third quarter of 2014 was largely attributable to a seasonal increase in municipal customer deposits. The Corporation experienced an increase in total deposits of $241 million, or 4.6%, during the twelve months ended September 30, 2014.
At September 30, 2014, the Corporation's tangible equity to assets ratio and total risk-based capital ratio were 10.5% and 15.0%, respectively, compared to 11.0% and 15.3%, respectively, at June 30, 2014 and 8.9% and 14.2%, respectively, at September 30, 2013. The increases in the Corporation's capital ratios at September 30, 2014, compared to September 30, 2013, were largely attributable to the Corporation’s June 2014 public offering of common stock. At September 30, 2014, the Corporation's book value was $24.47 per share, compared to $24.22 per share at June 30, 2014 and $22.61 per share at September 30, 2013. At September 30, 2014, the Corporation's tangible book value was $20.68 per share, compared to $20.42 per share at June 30, 2014 and $18.36 per share at September 30, 2013.
This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include the Corporation's tangible equity to assets ratio, presentation of net interest income on a fully taxable equivalent basis (FTE) and information presented excluding nonrecurring transaction-related expenses, including net income, diluted earnings per share, return on average assets, return on average shareholders' equity and operating expenses. These non-GAAP financial measures have been included as the Corporation believes they are helpful for investors to analyze and evaluate the Corporation's financial condition.
Chemical Financial Corporation will host a conference call to discuss its third quarter 2014 operating results on Thursday, October 23, 2014 at 11:00 a.m. EDT. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-800-390-5360 and entering 7350138 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through a single subsidiary bank, Chemical Bank, with 157 banking offices spread over 38 counties in Michigan. At September 30, 2014, the Corporation had total assets of $6.6 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation (Corporation). Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "intends," "is likely," "judgment," "look forward," "opinion," "plans," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
This press release may contain forward-looking statements regarding the Corporation's outlook or expectations with respect to the planned acquisition of Northwestern Bancorp, Inc. (Northwestern), the expected costs to be incurred in connection with the acquisition, Northwestern’s future performance and consequences of its integration into the Corporation and the impact of the transaction on the Corporation’s future performance.
Risk factors relating to both the transaction and the integration of Northwestern into the Corporation after closing include, without limitation:
The impact of the completion of the transaction on the Corporation's financial statements will be affected by the timing of the transaction, including in particular the ability to complete the acquisition in the fourth quarter of 2014.
The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.
The integration of Northwestern's business and operations into the Corporation, which will include conversion of Northwestern's operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Northwestern's or the Corporation's existing businesses.
The Corporation's ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, the Corporation may incur more credit losses from Northwestern’s loan portfolio than expected and deposit attrition may be greater than expected.
Risk factors also include, but are not limited to, the risk factors described under "Risk Factors" (including the risk factors under the heading "Risk Factors - Risks Related to the Pending Merger with Northwestern") in the Corporation's Prospectus Supplement, dated June 19, 2014, and in Item 1A of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces 2014 Third Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
	(In thousands, except per share data)
Assets
Cash and cash equivalents:
Cash and cash due from banks	$134,116	$139,023	$130,811	$135,839
Interest-bearing deposits with the Federal Reserve Bank	248,022	1,271	179,977	357,271
Total cash and cash equivalents	382,138	140,294	310,788	493,110
Investment securities:
Available-for-sale	576,211	615,975	684,570	705,146
Held-to-maturity	318,562	308,130	273,905	282,579
Total investment securities	894,773	924,105	958,475	987,725
Loans held-for-sale	9,347	6,329	5,219	7,907
Loans:
Commercial	1,239,946	1,212,383	1,176,307	1,128,122
Commercial real estate	1,322,646	1,298,365	1,232,658	1,215,631
Real estate construction and land development	136,216	112,124	109,861	102,034
Residential mortgage	984,049	970,397	960,423	942,777
Consumer installment and home equity	1,358,063	1,305,535	1,168,372	1,134,107
Total loans	5,040,920	4,898,804	4,647,621	4,522,671
Allowance for loan losses	(77,006)	(77,793)	(79,072)	(81,532)
Net loans	4,963,914	4,821,011	4,568,549	4,441,139
Premises and equipment	80,127	74,291	75,308	73,690
Goodwill	120,164	120,164	120,164	120,164
Other intangible assets	11,958	12,454	13,424	13,865
Interest receivable and other assets	134,564	133,327	132,781	120,636
Total Assets	$6,596,985	$6,231,975	$6,184,708	$6,258,236
Liabilities
Deposits:
Noninterest-bearing	$1,344,716	$1,283,439	$1,227,768	$1,162,599
Interest-bearing	4,087,211	3,809,474	3,894,617	4,028,706
Total deposits	5,431,927	5,092,913	5,122,385	5,191,305
Interest payable and other liabilities	40,366	40,142	38,395	36,019
Short-term borrowings	323,086	305,422	327,428	357,595
Total liabilities	5,795,379	5,438,477	5,488,208	5,584,919
Shareholders' Equity
Preferred stock, no par value per share	—	—	—	—
Common stock, $1 par value per share	32,763	32,760	29,790	29,778
Additional paid-in capital	564,127	563,393	488,177	487,176
Retained earnings	224,222	215,333	199,053	191,538
Accumulated other comprehensive loss	(19,506)	(17,988)	(20,520)	(35,175)
Total shareholders' equity	801,606	793,498	696,500	673,317
Total Liabilities and Shareholders' Equity	$6,596,985	$6,231,975	$6,184,708	$6,258,236

Chemical Financial Corporation Announces 2014 Third Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands, except per share data)
Interest Income
Interest and fees on loans	$52,343	$49,017	$152,289	$144,951
Interest on investment securities:
Taxable	2,194	2,714	6,825	7,737
Tax-exempt	1,838	1,587	5,213	4,738
Dividends on nonmarketable equity securities	160	150	809	701
Interest on deposits with the Federal Reserve Bank	94	110	318	611
Total interest income	56,629	53,578	165,454	158,738
Interest Expense
Interest on deposits	3,469	4,160	10,840	12,990
Interest on short-term borrowings	92	124	307	359
Interest on FHLB advances	—	—	—	47
Total interest expense	3,561	4,284	11,147	13,396
Net Interest Income	53,068	49,294	154,307	145,342
Provision for loan losses	1,500	3,000	4,600	9,000
Net interest income after provision for loan losses	51,568	46,294	149,707	136,342
Noninterest Income
Service charges and fees on deposit accounts	5,612	5,690	16,028	16,420
Wealth management revenue	3,730	3,369	11,319	10,693
Other charges and fees for customer services	4,686	4,272	13,562	13,226
Mortgage banking revenue	1,166	1,038	3,451	4,699
Gain on sale of investment securities	—	—	—	1,104
Other	157	275	508	689
Total noninterest income	15,351	14,644	44,868	46,831
Operating Expenses
Salaries, wages and employee benefits	24,885	24,065	73,929	72,062
Occupancy	3,629	3,406	11,641	10,449
Equipment and software	3,772	3,354	11,025	10,251
Other	10,416	8,720	30,714	29,781
Total operating expenses	42,702	39,545	127,309	122,543
Income before income taxes	24,217	21,393	67,266	60,630
Federal income tax expense	7,450	6,400	20,450	18,200
Net Income	$16,767	$14,993	$46,816	$42,430
Earnings Per Common Share:
Weighted average common shares outstanding for basic earnings per share	32,762	27,870	30,896	27,642
Weighted average common shares outstanding for diluted earnings per share, including common stock equivalents	32,956	28,037	31,101	27,786
Basic earnings per share	$0.51	$0.54	$1.52	$1.54
Diluted earnings per share	0.51	0.53	1.51	1.53

Cash Dividends Declared Per Common Share	0.24	0.22	0.70	0.64

Key Ratios (annualized where applicable):
Return on average assets	1.04%	1.00%	0.99%	0.96%
Return on average shareholders' equity	8.4%	9.6%	8.5%	9.3%
Net interest margin	3.59%	3.58%	3.57%	3.58%
Efficiency ratio	59.2%	61.0%	61.4%	62.9%

Chemical Financial Corporation Announces 2014 Third Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013
Average Balances
Total assets	$6,412,460	$6,253,574	$6,210,569	$6,117,217	$5,966,988	$5,859,822	$5,924,820
Total interest-earning assets	6,046,991	5,907,549	5,860,429	5,782,141	5,621,542	5,530,262	5,579,789
Total loans	4,962,948	4,824,299	4,692,430	4,588,448	4,424,332	4,249,708	4,152,570
Total deposits	5,249,317	5,151,581	5,142,276	5,065,671	4,960,270	4,878,214	4,950,956
Total interest-bearing liabilities	4,237,626	4,250,158	4,276,677	4,211,647	4,167,915	4,126,751	4,221,638
Total shareholders' equity	794,711	714,355	701,878	678,487	620,911	606,607	599,406
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.59%	3.59%	3.53%	3.63%	3.58%	3.60%	3.54%
Efficiency ratio	59.2%	60.9%	64.5%	63.7%	61.0%	63.3%	64.4%
Return on average assets	1.04%	1.04%	0.90%	0.93%	1.00%	0.97%	0.91%
Return on average shareholders' equity	8.4%	9.1%	8.0%	8.4%	9.6%	9.4%	9.0%
Average shareholders' equity as a percent of average assets	12.4%	11.4%	11.3%	11.1%	10.4%	10.4%	10.1%
Capital ratios (period end):
Tangible shareholders' equity as a percent of total assets	10.5%	11.0%	9.3%	9.4%	8.9%	8.5%	8.1%
Total risk-based capital ratio	15.0%	15.3%	13.8%	14.0%	14.2%	13.1%	13.3%

	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013
Credit Quality Statistics
Originated loans	$4,777,614	$4,624,409	$4,464,465	$4,352,924	$4,213,728	$3,990,633	$3,810,989
Acquired loans	263,306	274,395	288,824	294,697	308,943	345,238	374,272
Nonperforming assets:
Nonperforming loans (NPLs)	70,742	73,735	76,544	81,984	75,818	79,342	86,417
Other real estate/repossessed assets (ORE)	10,354	10,392	10,056	9,776	12,033	13,659	18,194
Total nonperforming assets	81,096	84,127	86,600	91,760	87,851	93,001	104,611
Performing troubled debt restructurings	44,588	44,133	41,823	39,571	34,071	32,657	30,723
Allowance for loan losses - originated as a percent of:
Total originated loans	1.60%	1.67%	1.75%	1.81%	1.92%	2.05%	2.16%
Nonperforming loans	108%	105%	102%	96%	107%	103%	95%
NPLs as a percent of total loans	1.40%	1.51%	1.61%	1.76%	1.68%	1.83%	2.06%
Nonperforming assets as a percent of:
Total loans plus ORE	1.61%	1.71%	1.82%	1.97%	1.94%	2.14%	2.49%
Total assets	1.23%	1.35%	1.37%	1.48%	1.40%	1.60%	1.75%
Net loan charge-offs (year-to-date):
Originated	$6,666	$4,379	$2,199	$16,419	$11,959	$8,307	$4,657
Acquired	—	—	—	—	—	—	—
Total loan charge-offs (year-to-date)	6,666	4,379	2,199	16,419	11,959	8,307	4,657
Net loan charge-offs as a percent of average loans (year-to-date, annualized)	0.18%	0.18%	0.19%	0.38%	0.37%	0.40%	0.45%

	Sept 30, 2014	June 30, 2014	March 31, 2014	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013
Additional Data - Intangibles
Goodwill	$120,164	$120,164	$120,164	$120,164	$120,164	$120,164	$120,164
Core deposit intangibles (CDI)	8,665	9,110	9,556	10,001	10,466	10,933	11,417
Mortgage servicing rights (MSR)	3,293	3,344	3,316	3,423	3,399	3,421	3,485
Amortization of CDI (during quarter ended)	445	446	445	465	467	484	493

Chemical Financial Corporation Announces 2014 Third Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates* (Unaudited)
Chemical Financial Corporation

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*
Assets	(Dollars in thousands)
Interest-earning assets:
Loans**	$4,970,635	$52,900	4.23%	$4,432,538	$49,525	4.44%
Taxable investment securities	616,191	2,194	1.42	759,431	2,714	1.43
Tax-exempt investment securities	300,975	2,827	3.76	242,664	2,423	3.99
Other interest-earning assets	25,572	160	2.48	25,572	150	2.33
Interest-bearing deposits with the Federal Reserve Bank	133,618	94	0.28	161,337	110	0.27
Total interest-earning assets	6,046,991	58,175	3.82	5,621,542	54,922	3.88
Less: allowance for loan losses	77,536			82,714
Other assets:
Cash and cash due from banks	133,465			130,598
Premises and equipment	74,738			73,874
Interest receivable and other assets	234,802			223,688
Total assets	$6,412,460			$5,966,988
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,206,075	$308	0.10%	$1,094,526	$262	0.09%
Savings deposits	1,441,114	327	0.09	1,355,289	304	0.09
Time deposits	1,264,477	2,834	0.89	1,367,792	3,594	1.04
Short-term borrowings	325,960	92	0.11	350,308	124	0.14
FHLB advances	—	—	—	—	—	—
Total interest-bearing liabilities	4,237,626	3,561	0.33	4,167,915	4,284	0.41
Noninterest-bearing deposits	1,337,651	—	—	1,142,663	—	—
Total deposits and borrowed funds	5,575,277	3,561	0.25	5,310,578	4,284	0.32
Interest payable and other liabilities	42,472			35,499
Shareholders' equity	794,711			620,911
Total liabilities and shareholders' equity	$6,412,460			$5,966,988
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.49%			3.47%
Net Interest Income (FTE)		$54,614			$50,638
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.59%			3.58%

*	Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%.
**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2014 Third Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates* (Unaudited)
Chemical Financial Corporation

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*
Assets	(Dollars in thousands)
Interest-earning assets:
Loans**	$4,833,468	$153,928	4.26%	$4,289,024	$146,396	4.56%
Taxable investment securities	652,969	6,825	1.39	720,675	7,737	1.43
Tax-exempt investment securities	270,699	8,018	3.95	229,486	7,234	4.20
Other interest-earning assets	25,572	809	4.23	25,572	701	3.66
Interest-bearing deposits with the Federal Reserve Bank	156,299	318	0.27	312,593	611	0.26
Total interest-earning assets	5,939,007	169,898	3.82	5,577,350	162,679	3.90
Less: allowance for loan losses	78,488			83,839
Other assets:
Cash and cash due from banks	123,390			121,116
Premises and equipment	74,618			74,092
Interest receivable and other assets	234,413			228,645
Total assets	$6,292,940			$5,917,364
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,189,200	$868	0.10%	$1,076,468	$745	0.09%
Savings deposits	1,424,494	958	0.09	1,348,890	901	0.09
Time deposits	1,307,174	9,014	0.92	1,405,756	11,344	1.08
Short-term borrowings	333,809	307	0.12	338,203	359	0.14
FHLB advances	—	—	—	2,587	47	2.43
Total interest-bearing liabilities	4,254,677	11,147	0.35	4,171,904	13,396	0.43
Noninterest-bearing deposits	1,260,582	—	—	1,098,733	—	—
Total deposits and borrowed funds	5,515,259	11,147	0.27	5,270,637	13,396	0.34
Interest payable and other liabilities	40,360			37,673
Shareholders' equity	737,321			609,054
Total liabilities and shareholders' equity	$6,292,940			$5,917,364
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.47%			3.47%
Net Interest Income (FTE)		$158,751			$149,283
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.57%			3.58%

*	Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%.
**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2014 Third Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

	Sept 30, 2014	June 30, 2014	March 31, 2014	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013
	(In thousands)
Nonperforming Loans:
Nonaccrual loans:
Commercial	$18,213	$18,773	$18,251	$18,374	$11,809	$11,052	$12,186
Commercial real estate	23,858	25,361	27,568	28,598	28,623	28,498	35,849
Real estate construction	162	160	160	371	183	183	168
Land development	1,467	2,184	2,267	2,309	2,954	3,434	4,105
Residential mortgage	6,693	6,325	6,589	8,921	8,029	9,241	10,407
Consumer installment	527	536	806	676	665	552	699
Home equity	2,116	2,296	2,046	2,648	3,023	3,064	2,837
Total nonaccrual loans	53,036	55,635	57,687	61,897	55,286	56,024	66,251
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	16	15	43	536	281	1	4
Commercial real estate	87	69	730	190	—	78	177
Real estate construction	—	—	—	—	—	—	—
Land development	—	—	—	—	—	—	—
Residential mortgage	380	376	—	537	692	164	196
Consumer installment	—	—	—	—	—	—	—
Home equity	1,779	1,075	622	734	686	689	874
Total accruing loans contractually past due 90 days or more as to interest or principal payments	2,262	1,535	1,395	1,997	1,659	932	1,251
Nonperforming troubled debt restructurings:
Commercial loan portfolio	11,797	11,049	11,218	13,414	15,744	19,140	14,587
Consumer loan portfolio	3,647	5,516	6,244	4,676	3,129	3,246	4,328
Total nonperforming troubled debt restructurings	15,444	16,565	17,462	18,090	18,873	22,386	18,915
Total nonperforming loans	70,742	73,735	76,544	81,984	75,818	79,342	86,417
Other real estate and repossessed assets	10,354	10,392	10,056	9,776	12,033	13,659	18,194
Total nonperforming assets	$81,096	$84,127	$86,600	$91,760	$87,851	$93,001	$104,611

Chemical Financial Corporation Announces 2014 Third Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013	Nine Months Ended
								Sept 30, 2014	Sept 30, 2013
	(In thousands)
Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$77,293	$77,973	$78,572	$81,032	$81,684	$82,334	$83,991	$78,572	$83,991
Provision for loan losses	1,500	1,500	1,600	2,000	3,000	3,000	3,000	4,600	9,000
Net loan (charge-offs) recoveries:
Commercial	(535)	(569)	(233)	(448)	(615)	(59)	(1,199)	(1,337)	(1,873)
Commercial real estate	(412)	(783)	(241)	(1,233)	(1,248)	(1,786)	(2,010)	(1,436)	(5,044)
Real estate construction	(13)	—	(100)	(37)	—	—	—	(113)	—
Land development	16	127	142	(207)	(400)	(50)	(96)	285	(546)
Residential mortgage	(304)	(341)	(704)	(527)	(409)	(1,023)	(573)	(1,349)	(2,005)
Consumer installment	(689)	(612)	(801)	(836)	(786)	(574)	(447)	(2,102)	(1,807)
Home equity	(350)	(2)	(262)	(1,172)	(194)	(158)	(332)	(614)	(684)
Net loan charge-offs	(2,287)	(2,180)	(2,199)	(4,460)	(3,652)	(3,650)	(4,657)	(6,666)	(11,959)
Allowance for loan losses - end of period	76,506	77,293	77,973	78,572	81,032	81,684	82,334	76,506	81,032
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	500	500	500	500	500	500	500	500	500
Provision for loan losses	—	—	—	—	—	—	—	—	—
Net loan charge-offs	—	—	—	—	—	—	—	—	—
Allowance for loan losses - end of period	500	500	500	500	500	500	500	500	500
Total allowance for loan losses	$77,006	$77,793	$78,473	$79,072	$81,532	$82,184	$82,834	$77,006	$81,532
Net loan charge-offs as a percent of average loans (quarter only, annualized)	0.18%	0.18%	0.19%	0.39%	0.33%	0.34%	0.45%	0.18%	0.37%

Chemical Financial Corporation Announces 2014 Third Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013
	(Dollars in thousands, except per share data)
Summary of Operations
Interest income	$56,629	$55,180	$53,645	$55,323	$53,578	$52,781	$52,379
Interest expense	3,561	3,720	3,866	4,018	4,284	4,385	4,727
Net interest income	53,068	51,460	49,779	51,305	49,294	48,396	47,652
Provision for loan losses	1,500	1,500	1,600	2,000	3,000	3,000	3,000
Net interest income after provision for loan losses	51,568	49,960	48,179	49,305	46,294	45,396	44,652
Noninterest income	15,351	15,801	13,716	13,578	14,644	15,948	16,239
Operating expenses	42,702	42,425	42,182	42,405	39,545	41,041	41,957
Income before income taxes	24,217	23,336	19,713	20,478	21,393	20,303	18,934
Federal income tax expense	7,450	7,100	5,900	6,100	6,400	6,100	5,700
Net income	$16,767	$16,236	$13,813	$14,378	$14,993	$14,203	$13,234
Net interest margin	3.59%	3.59%	3.53%	3.63%	3.58%	3.60%	3.54%

Per Common Share Data
Net income:
Basic	$0.51	$0.54	$0.46	$0.48	$0.54	$0.52	$0.48
Diluted	0.51	0.54	0.46	0.48	0.53	0.51	0.48
Cash dividends declared	0.24	0.23	0.23	0.23	0.22	0.21	0.21
Book value - period-end	24.47	24.22	23.63	23.38	22.61	22.14	21.97
Tangible book value - period-end	20.68	20.42	19.44	19.17	18.36	17.53	17.34
Market value - period-end	26.89	28.08	32.45	31.67	27.92	25.99	26.38